Exhibit 11

                                 VIDEONICS, INC.
                        COMPUTATION OF EARNINGS PER SHARE

                    (In thousands, except per share amounts)


                                                            Quarter Ended                       Six Months Ended
                                                             June 30,                              June 30,
                                                       ----------------------                ------------------------
                                                       1997              1996                1997                1996
                                                       ----              ----                ----                ----
Net income (loss)                                   $(1,221)           $  212             $(3,633)             $  661
                                                    ========           ======             ========             ======

      Weighted average number
       of common shares outstanding                   5,736             5,606               5,733               5,587

      Adjustments for options calculated
       under the treasury stock method                    -               340                   -                 336
                                                    --------           ------             --------             ------

      Weighted average common and
       equivalent shares outstanding                  5,736             5,946               5,733               5,923
                                                    ========           ======             ========             ======

Net income (loss) per share (1)                      $(0.21)            $0.04              $(0.63)             $0.11
                                                    ========           ======             ========             ======

(1) There is no difference between primary and fully diluted net income per share.

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